Exhibit 99.2

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

IN RE ARENA PHARMACEUTICALS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) ) ) ) ) )

Lead Case No. 37-2010-00101051-CU-BT-CTL

(Consolidated with Case No.

37-2010-00101052-CU-BC-CTL)

NOTICE OF PENDENCY AND PROPOSED

SETTLEMENT OF SHAREHOLDER

DERIVATIVE ACTIONS

Judge: Ronald L. Styn

Dept: C-62

Date Action Filed: September 24, 2010

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL OWNERS OF ARENA PHARMACEUTICALS, INC. (“ARENA”) COMMON STOCK AS OF SEPTEMBER 9, 2011:

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE AN ARENA SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of San Diego (the “Court”), that a proposed Settlement has been reached between the Parties to the following shareholder derivative actions brought on behalf of Arena: (i) In re Arena Pharmaceuticals Inc. Shareholder Derivative Litigation, Lead Case No. 37-2010-00101051-CU-BT-CTL, pending in the Superior Court of California, County of San Diego (“State Derivative Action”); and (ii) In re Arena Pharmaceuticals, Inc. Shareholder Derivative Litigation, Lead Case No. 10-CV-02079-BTM (BLM), pending the United States District Court for the Southern District of California (“Federal Derivative Action”) (collectively, the “Actions”).

As explained below, the Court will hold a Settlement Hearing on December 16, 2011 at 2:00 p.m., before the Honorable Ronald L. Styn, at the San Diego Superior Courthouse, 330 West Broadway, San Diego, California, 92101, Department C-62, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the Settlement are set forth in a Stipulation and Agreement of Settlement dated September 9, 2011, (the “Stipulation”). The Settlement provides for corporate governance reforms that are designed to strengthen the Company’s internal controls and protect the Company going forward. If approved by the Court, the Settlement will fully resolve the Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Actions with prejudice. For a more detailed statement of the matters involved in the Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office at the San Diego Superior Courthouse, 330 West Broadway, San Diego, California, 92101. The Stipulation is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Arena at http://www.invest.arenapharm.com/sec/cfm.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and Settlement of the Actions.

There is No Claims Procedure. This case was brought to protect the interests of Arena and its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTIONS

The Actions are brought by Plaintiffs solely on behalf of and for the benefit of Arena and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by making and approving false and misleading statements to the public that failed to disclose the Company’s experimental weight-loss drug, Lorcaserin, had caused cancer in lab rats, and instead disclosing Lorcaserin was safe, effective, and likely to gain approval from the U.S. Food and Drug Administration.

II.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Arena at http://www.invest.arenapharm.com/sec/cfm. The following is only a summary of its terms.

In consideration for the Settlement, Arena has agreed to adopt significant corporate governance reforms designed to strengthen the Company’s internal controls. Arena and the Individual Defendants acknowledge and agree that, but for Plaintiffs and their Lead Counsel’s filing and prosecution of the Actions, the Company would not have agreed to adopt, implement, and maintain the Corporate Governance Reforms. Arena also acknowledges and agrees that the Corporate Governance Reforms are significant and extensive and confer substantial benefits upon Arena and its shareholders by, among other things, strengthening Arena’s internal controls and helping to address issues alleged in the Actions.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

For example, the Corporate Governance Reforms set forth policies and procedures that are designed to strengthen, among other things, the Company’s internal controls concerning its public disclosures. In particular, the reforms require that: (i) Arena’s management assess the adequacy of the Company’s disclosure controls and procedures on a quarterly basis; (ii) Arena’s Audit Committee meet with management on a quarterly basis to discuss management’s assessment of the Company’s compliance with its disclosure controls and procedures; and (iii) Arena’s Audit Committee (or another independent committee) annually review and approve the Company’s public disclosure policies and procedures. Additionally, the reforms require that: (i) Arena’s Audit Committee (or a member thereof) review and approve the Company’s draft Forms 10-Q and 10-K and draft earnings releases prior to public dissemination; and (ii) a subcommittee of Arena’s Disclosure Committee (which shall be comprised of the Company’s Chief Scientific Officer or Chief Medical Officer, as well as another senior regulatory employee) shall review public disclosures containing any new, material, scientific, or regulatory updates or information prior to public dissemination.

In addition to strengthening Arena’s disclosure controls, the Corporate Governance Reforms are also designed to strengthen the Board’s independence. For example, the Company will implement policies requiring that: (i) at least two-thirds of the members of the Board be independent directors (there is a limited exception if an independent director resigns); (ii) independent directors be allowed to serve on the Board for a total of ten to sixteen years (depending on certain factors); and (iii) independent directors meet in executive session at least four times annually. Additionally, once the current Chairman steps down, the position of Chairman (or Lead Independent Director) shall be held by an independent director and shall be elected by the independent directors.

The reforms also require that the Company adopt certain policies designed to ensure that Arena’s directors stay abreast of developments in legal standards related to corporate governance, disclosure obligations, and industry specific issues.

Arena has agreed to adopt the Corporate Governance Reforms within thirty days after dismissal of the Actions with prejudice and to maintain such reforms for a period of not less than

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

five years from the date the respective Corporate Governance Reforms are adopted.

This Notice provides a summary of some, but not all, of the Corporate Governance Reforms that Arena has agreed to adopt as consideration for the Settlement. For a list of all of the Corporate Governance Reforms, please see the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court, San Diego Superior Courthouse, 300 West Broadway, San Diego, California, 92101, and viewed on viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Arena at http://www.invest.arenapharm.com/sec/cfm.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: (i) entry of an order by the Court approving the Settlement and dismissing the State Derivative Action with prejudice; and (ii) entry of an order by the Federal Court dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until such dismissals have been entered and have become final and non-appealable (the “Effective Date”).

Upon the Effective Date, Arena, Plaintiffs, and each past or present shareholder of Arena shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged all claims, debts, demands, rights, or causes of action or liabilities, including Unknown Claims, existing derivatively on behalf of Arena against the Defendants and each of their respective past or present officers, directors, employees, attorneys, accountants, auditors, banks or investment bankers, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors, assigns, parent entities, subsidiaries, affiliates, spouses, associates, or any of their immediate family members (the “Released Persons”), that arise out of or relate to: (i) the allegations in the Actions; or (ii) the Settlement, except for any claims to enforce the terms of the Settlement (the “Released Claims”).

Further, upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all claims, debts, rights, or causes of action or liabilities, including Unknown

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

Claims, that could be asserted in any forum by the Released Persons or their successors and assigns or their subrogates, against Plaintiffs, Plaintiffs’ Counsel, or Arena, that arise out of or relate in any way to the institution, prosecution, or settlement of the Actions (except for any claims to enforce the Settlement).

IV.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs, through Lead Counsel, conducted an extensive factual and legal investigation into the claims asserted in the Actions, as well as the defenses and controlling legal principles surrounding those claims. Among other things, Plaintiffs, through their Lead Counsel, reviewed Arena’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”), regulatory filings and reports, and securities analysts’ reports and other advisories about the Company.

Plaintiffs believe that the claims asserted in the Actions have merit. However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and/or any appeals. Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. In addition, Plaintiffs are mindful of the inherent problems of proof and possible defenses that Defendants may assert with respect to the Actions.

In light of the foregoing, Plaintiffs and their Lead Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Arena. Thus, Plaintiffs and their Lead Counsel have determined that the Settlement is in the best interests of Arena and its shareholders.

V.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

manner and upon the terms and conditions set forth in the Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them and to Arena that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation. Further, Defendants believe that the Settlement set forth in the Stipulation confers substantial benefits upon Arena and its shareholders and is in the best interests of Arena and its shareholders.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, and in recognition of the substantial benefits conferred on Arena through the Settlement, the Settling Parties reached an agreement as to a fair and reasonable sum to be paid for Plaintiffs’ attorneys’ fees and expenses. The Individual Defendants’ insurer shall pay to Plaintiffs’ Counsel the agreed-to-amount of $1,100,000 for attorneys’ fees and expenses (the “Fee and Expense Amount”). Plaintiffs’ Lead Counsel shall request approval by the Court of the Fee and Expense Amount at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Plaintiffs’ Lead Counsel believe that the Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type. Neither Arena nor its shareholders are personally liable for the Fee and Expense Amount.

VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

The Settlement Hearing will be held before the Honorable Ronald L. Styn of the Court on December 16, 2011 at 2:00 p.m. at the San Diego Superior Courthouse, 330 West Broadway, San Diego, California, 92101, Department C-62. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee and Expense Amount. You have the right, but are not required to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

Settlement or otherwise present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) calendar days prior to the Settlement Hearing, you file with the Court:

(i) a written notice of objection with your name, address and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing ;

(ii) competent evidence that you held shares of Arena common stock as of September 9, 2011, and that you continue to hold shares of Arena common stock as of the date of the Settlement Hearing;

(iii) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and

(iv) the identities of any witnesses you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon each of the following:

The Court:	Counsel for Plaintiffs:

Clerk of the Court Superior Court of California County of San Diego 330 West Broadway San Diego, CA 92101	ROBBINS UMEDA LLP Attn: Nichole T. Browning, Esq. Attn: Ashley R. Palmer, Esq. 600 B Street, Suite 1900 San Diego, CA 92101

Counsel for Defendants:

COOLEY LLP Attn: Koji F. Fukumura Attn: Ryan Blair 4401 Eastgate Mall San Diego, CA 92121

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to the Fee and Expense Amount, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

VIII.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Actions with prejudice; and (iii) expiration of the time to appeal from, or alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation of Settlement, which may be inspected during business hours at the office of the Clerk of the Court, San Diego Superior Courthouse, 300 West Broadway, San Diego, California, 92101, and viewed on viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Arena at http://www.invest.arenapharm.com/sec/cfm.

For more information concerning the Settlement, you may also call or write to: Robbins Umeda LLP, c/o Lauren Levi, Client Relations, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT OR ARENA REGARDING

THIS NOTICE.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS